UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 19, 2006, Plains Exploration & Production Company (the “Company”), through three wholly-owned subsidiaries, entered into three consulting agreements with Cook Hill Properties LLC (the “Consultant”), a new development venture based in Los Angeles and headed by Lodwrick M. Cook, former Chairman of ARCO and current Vice Chairman of Pacific Capital. The following is a discussion of the material terms of these agreements.

The three agreements, which are substantially similar in terms, provide that the Consultant will assist the Company with entitlement and development of the surface estates of the Company’s Montebello oil field located in the City of Montebello in Los Angeles County, the Lompoc oilfield located near the City of Lompoc in Santa Barbara County, and the Arroyo Grande oilfield located near the City of Arroyo Grande in San Luis Obispo County. As consideration for its services, and subject to achieving entitlement of the applicable property, the Consultant will be entitled to an amount equal to 15% of the net profits from the sale of each property, less $10 million in the case of the Montebello property, $5 million in the case of the Lompoc property, and $2.5 million in the case of the Arroyo Grande property. However, the Consultant’s fee may be increased to a total of 20% of the net profits from the sale of each property, less $15 million in the case of the Montebello property, $7.5 million in the case of the Lompoc property, and $3.75 million in the case of the Arroyo Grande property, in the event that the net proceeds received exceed $450 million, $225 million and $112.5 million from the sale of Montebello, Lompoc and Arroyo Grande, respectively. Each of the agreements will be terminated, and the Consultant will not be entitled to fees thereunder, if entitlement with respect to the applicable property is not achieved prior to January 1, 2013, subject to extension in certain circumstances.

Item 2.02	Results of Operations and Financial Condition

Item 7.01.	Regulation FD Disclosure

On January 25, 2006 Plains Exploration & Production Company issued a press release announcing the expected earnings impact in the fourth quarter of 2005 from mark-to-market derivative transactions and stock appreciation rights. The Company also announced estimated fourth quarter 2005 oil and gas production volumes. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information presented herein under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibit

99.1 – Press Release dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: January 25, 2006	/s/ CYNTHIA A. FEEBACK
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer